    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 12, 1999
                            REGISTRATION NO. 333-68923

                        SECURITIES AND EXCHANGE COMMISSION

                               AMENDMENT NO. 3 TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                PLC SYSTEMS INC.
              (Exact name of registrant as specified in its charter)

BRITISH COLUMBIA                                                    04-3153858
(State or other jurisdiction of                                 (I.R.S. Employer
incorporation or organization)                               Identification No.)

                              JENNIFER MILLER, ESQ.
                                PLC SYSTEMS INC.
                                 10 FORGE PARK
                         FRANKLIN, MASSACHUSETTS 02038
                                 (508) 541-8800
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                   COPY TO:

                               STEVEN S. SIEGEL
                    BROWNSTEIN HYATT FARBER & STRICKLAND, P.C.
                       410 SEVENTEENTH STREET, 22ND FLOOR
                             DENVER, COLORADO 80202
                                 (303) 534-6335


Approximate date of commencement of proposed sale to public: as soon as practicable after the registration statement becomes effective.


If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earliest effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE
================================================================================
  Title of each class of        Proposed maximum              Amount of
       securities           aggregate offering price       Registration Fee
--------------------------------------------------------------------------------
 Common Stock, no par            $12,000,000 (1)           $3,336.00(1)(2)
================================================================================

(1) The maximum aggregate offering price of the Common Stock registered hereunder will not exceed $12,000,000. Pursuant to Rule 457(o), the registration fee is calculated on the aggregate maximum offering price of the Common Stock, and the table does not specify information about the amount of shares to be registered or the proposed maximum offering price per share.

(2)    Registration fee previously paid.



The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                   PROSPECTUS

                SUBJECT TO COMPLETION.  DATED FEBRUARY 12, 1999.

                                  $12,000,000

                                PLC SYSTEMS INC.

                                  Common Stock

This prospectus will allow us to issue common stock over time. This means:

    - we may issue up to $12,000,000 of common stock from time to time.

    - we will provide a prospectus supplement each time we issue common stock.

    - the prospectus supplement will inform you about the specific terms of that offering and also may add, update or change information contained in this document.

    - you should read this document and any prospectus supplement carefully before you invest.


     Our common stock is traded on the American Stock Exchange under the symbol
"PLC".  On February     , 1999, the last reported sale price for the common
stock on the American Stock Exchange was $       per share.

     SEE "RISK FACTORS" BEGINNING ON PAGE 2 TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE BUYING SHARES OF THE COMMON STOCK.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this prospectus is February     , 1999.

                                 RISK FACTORS


     You should carefully consider the risks described below before making an investment decision.


OUR COMPANY HAS A LIMITED OPERATING HISTORY AND A HISTORY OF LOSSES

     PLC Systems Inc. was founded in 1987 and is still developing its principal product. We have incurred operating losses in every year of our existence except 1995. We incurred net losses of $1,540,000 million for the year ended December 31, 1996 and $14,404,000 million for the year ended December 31, 1997. For the nine months ended September 30, 1998, we incurred a net loss of $13,344,000. As of September 30, 1998, we have an accumulated deficit of $64,877,000. We have not achieved profitability and expect to continue to incur net losses for at least the next fiscal year. Moreover, although our business is not seasonal in nature, our revenues tend to vary significantly from fiscal quarter to fiscal quarter.

OUR COMPANY IS DEPENDENT ON ONE PRINCIPAL PRODUCT

     We develop and market one principal product: a patented high-powered carbon dioxide laser system know as The Heart Laser System. Approximately 93.2% of our revenue in the fiscal year ended December 31, 1997 and 83.4% in the nine month period ended September 30, 1998 was derived from The Heart Laser System.

IN ORDER TO COMPETE EFFECTIVELY, WE NEED TO GAIN COMMERCIAL ACCEPTANCE



     The Heart Laser System is designed for use in the treatment of coronary artery disease in a surgical laser procedure we pioneered know as transmyocardial revascularization. Transmyocardial revascularization is commonly referred to in our industry as "TMR." TMR is a new technology that is only recently becoming known. We may never achieve widespread commercial acceptance. To be successful, we need to:



     - demonstrate to the medical community in general, and to heart surgeons and cardiologists in particular, that TMR procedures and The Heart Laser System are effective, relatively safe and cost effective; and



     - train heart surgeons to perform TMR procedures using The Heart Laser System.



To date, we have trained only a limited number of heart surgeons and will need to expand our marketing and training capabilities.



     Over 4,000 patients have been treated with TMR procedures using the Heart Laser System in the United States and overseas. As of September 30, 1998, we have shipped The Heart Laser System to 36 sites in the United States and 71 sites overseas. Although a number of research studies, including one conducted by the Texas Heart Institute, have reported favorably on The Heart Laser System, we have not yet received widespread commercial acceptance. If we are unable to maintain regulatory approvals or to achieve widespread commercial acceptance of The Heart Laser System, our business, financial condition and results of operations will be materially and adversely affected.



RESULTS OF LONG-TERM CLINICAL STUDIES MAY ADVERSELY AFFECT OUR BUSINESS



     Patients have only been treated with The Heart Laser System since January 1990, and, as a result, there have been few long-term follow-up studies. If patients suffer harmful, long-term consequences from The Heart Laser System, our business, financial condition and results of operations will be materially and adversely affected.

RAPID TECHNOLOGICAL CHANGES IN OUR INDUSTRY COULD MAKE THE HEART LASER SYSTEM OBSOLETE



     Our industry is characterized by rapid technological change and intense competition. New technologies and products and new industry standards will develop at a rapid pace. They could make The Heart Laser System obsolete. The advent of new devices and procedures and advances in new drugs and genetic engineering are especially threatening. Our future success will depend upon our ability to develop and introduce a variety of product enhancements to address the increasingly sophisticated needs of our customers. Material delays in introducing product enhancements may cause customers to forego purchases of our product and purchase those of our competitors.



     Many of our competitors have substantially greater financial resources and are in a better financial position to exploit marketing and research and development opportunities. Most of our direct competitors are using a different type of laser than ours, including holmium and excimer lasers. Several of the companies that have entered the market are developing less invasive methods of performing TMR procedures. These new methods may eliminate the need to make an incision in the patient's chest, reducing costs and speeding recovery.


WE MUST RECEIVE AND MAINTAIN GOVERNMENT APPROVAL IN ORDER TO MARKET OUR PRODUCT


     GENERAL

     The Heart Laser System and our manufacturing activities are subject to extensive, rigorous and changing federal and state regulation in the United States and to similar regulatory requirements in other major markets, including the European Community and Japan. To date, we have received regulatory approval in the United States and the European Community, but not in Japan. Without regulatory approval, we cannot market The Heart Laser System in Japan. Even if granted, regulations may significantly restrict the use of The Heart Laser System. The process of obtaining and maintaining required regulatory approval is lengthy, expensive and uncertain.


     UNITED STATES -- ALTHOUGH WE HAVE RECEIVED FDA APPROVAL, THE FDA HAS RESTRICTED THE USE OF THE HEART LASER SYSTEM AND COULD REVERSE ITS APPROVAL AT ANY TIME


       In August 1998, we became the first company to receive FDA approval to market a laser system for TMR procedures. However, the FDA:

     - has not allowed us to market the Heart Laser System to treat patients whose condition is amenable to conventional treatments, such as heart bypass surgery and angioplasty; and

     - could reverse its ruling and prohibit use of The Heart Laser System at any time.


     EUROPE -- ALTHOUGH WE HAVE RECIEVED REGULATORY APPROVAL FROM THE EUROPEAN COMMUNITY, THE EUROPEAN COMMUNITY COULD REVERESE ITS APPROVAL AT ANY TIME AND FRANCE HAS PROHIBITED USE OF THE HEART LASER SYSTEM


     The Heart Laser System received the CE Mark, which is similar to FDA approval, from the European Community in 1995. The CE Mark allows us to market The Heart Laser System in all European Community countries. However:

     - The European Community could reverse its ruling and prohibit use of The Heart Laser System at any time; and

     -    We cannot market The Heart Laser System in France.

Despite receiving the CE Mark, The French Ministry of Health instituted a commercial moratorium on TMR in October 1997. In its opinion, the procedure is considered to be experimental and should only be performed within the context of a clinical study. An evaluation of the safety of The Heart Laser System is currently under review by a panel of French experts. We have provided our clinical results to the panel and are actively working to have this moratorium lifted. There is no assurance when or if we will be successful.

    ASIA -- WE CANNOT MARKET OUR PRODUCT IN MAJOR ASIAN MARKETS UNTIL WE RECEIVE GOVERNMENT APPROVAL


     We believe that Japan represents the largest potential market for The Heart Laser System in Asia. Prior to marketing The Heart Laser System in Japan, we must receive approval from the Japanese Ministry of Health and Welfare. This approval requires a clinical study in Japan with at least 60 patients. We submitted the results of this study to the Japanese Ministry of Health and Welfare in December 1998. We do not know whether the clinical study will be sufficient or when, if ever, we will receive approval from the Japanese Ministry of Health.

     Additional regulatory applications are pending in China, Taiwan and South Korea. We cannot be sure when, if at all, we will obtain regulatory approval in any particular country.

ASSERTING AND DEFENDING INTELLECTUAL PROPERTY RIGHTS MAY IMPACT RESULTS OF OPERATION REGARDLESS OF SUCCESS

     In our industry, competitors often assert intellectual property infringement claims against one another. The success of our business depends on our ability to successfully defend our intellectual property. Future litigation may have a material impact on our financial condition even if we are successful in marketing The Heart Laser System. We may not be successful in defending or asserting our intellectual property rights.

WE MAY BE SUBJECT TO PRODUCT LIABILITY LAWSUITS; OUR INSURANCE MAY NOT BE SUFFICIENT TO COVER DAMAGES

     We may be subject to product liability claims. A recent United States Supreme Court decision held that compliance with FDA regulations will not shield a company from common-law negligent design claims or manufacturing and labeling claims based on state rules. Although we have product liability insurance with an yearly aggregate maximum of $10 million, we cannot be sure that our insurance is adequate to cover any product liability law suits. Our insurance is expensive and in the future may not be available on acceptable terms, if at all. If a successful product liability claim or series of claims exceeded our insurance coverage, it would divert the attention of our key personnel, degrade the reputation and marketability of our technology and products, and could have a material adverse effect on our business, financial condition and results of operations.

WE HAVE BEEN SUED FOR ALLEGED VIOLATIONS OF SECURITIES LAW

     In July 1997, an FDA advisory panel recommended against approval of our application to market The Heart Laser System. Following this recommendation, we were named as defendant in 21 purported class action lawsuits filed between August 1997 and November 1997 in the United States District Court for the District of Massachusetts. The lawsuits seek an unspecified amount of damages in connection with alleged violations of the federal securities laws based on our failure to obtain a favorable FDA panel recommendation in 1997. Nineteen of these complaints have been consolidated by the court into a
single action for pretrial purposes and two suits have been dismissed.   We
have filed motions to dismiss all of the remaining claims. However, our motions to dismiss these claims may not be successful. We have also been named as a defendant in a lawsuit filed in Massachusetts Superior Court in September 1998. This suit seeks over $2 million in damages for alleged negligent misrepresentations and fraud arising from our failure to obtain a favorable FDA recommendation in 1997. We cannot make a meaningful estimate of the amount or range of loss that could result from an unfavorable outcome of these lawsuits, but an unfavorable outcome could have a material adverse affect on our business, financial position and results of operations. We may
not be able to pay the amount of any judgment against us.   We believe that
we have valid defenses to these litigation matters and intend to conduct a vigorous defense.

WE MAY NOT EARN A FAVORABLE RETURN WITH THE PROCEEDS OF THIS OFFERING

     Our management can spend most of the proceeds from this offering in ways with which you may not agree. We cannot predict that the proceeds will be invested to yield a favorable return.

BECAUSE WE ARE INCORPORATED IN BRITISH COLUMBIA, YOU ARE RESTRICTED IN ELECTING DIRECTORS

     We are currently incorporated under the laws of British Columbia. Under British Columbia law, a majority of our directors must be residents of Canada and at least one director must be a resident of British Columbia. As a result, you may be limited with respect to the persons that you can nominate and elect as directors.

     We plan to change our place of incorporation from British Columbia, Canada to the Yukon Territory, Canada, by May of 1999 to eliminate the restrictions on who may be a director. Our stockholders have already approved the change in our place of incorporation.

BECAUSE WE ARE INCORPORATED IN CANADA, YOU MAY NOT BE ABLE TO ENFORCE JUDGMENTS AGAINST US AND OUR CANADIAN DIRECTORS

     Under Canadian law, you may not be able to enforce a judgment issued by courts in the United States against us or our Canadian directors. The status of the law in Canada is unclear as to whether a U.S. citizen can enforce a judgment from a U.S. court in Canada for violations of U.S. securities laws. A separate suit may need to be brought directly in Canada. You will still be subject to this risk even after we change the place of our incorporation to the Yukon Territory.

     ANTITAKEOVER PROVISIONS MAY PREVENT YOU FROM REALIZING A PREMIUM RETURN

     Provisions of British Columbia law could make it more difficult for a third party to acquire us, even if the acquisition would be beneficial to you. Specifically, British Columbia law requires any person who makes a tender offer that would increase the person's stock ownership to more than 20% of our outstanding common stock to make a tender offer for all of our common stock. These provisions could prevent you from realizing the premium return that stockholders may realize in conjunction with corporate takeovers.
 You will still be subject to this risk even after we change the place of our incorporation to the Yukon Territory.

     In addition, Our Articles provide for three classes of directors, with one-third elected each year for a three year term. These provisions may have the effect of delaying or preventing a corporate takeover or a change in our management. This could adversely affect the market price of your common stock.

MARKET PRICE OF OUR STOCK MAY FALL IF OTHER STOCKHOLDERS SELL THEIR STOCK

     If our stockholders sell substantial amounts of our common stock in the public market following this offering, the market price of our common stock could fall. Such sales also might make it more difficult for us to sell equity or equity-related securities in the future at a price we deem appropriate.


     As of February 12, 1999 and before this offering, we have 19,739,647 shares of common stock outstanding. Of these shares, approximately 18,550,000 shares are eligible for sale in the public market. An undetermined number of shares may be issued as part of this offering.

THE VALUE OF YOUR COMMON STOCK MAY DECREASE IF OTHER SECURITY HOLDERS EXERCISE THEIR OPTIONS AND WARRANTS OR CONVERT THEIR DEBT INTO COMMON STOCK

     As shown in the table below, we have reserved an additional 3,126,291 shares of common stock for future issuance upon exercise or conversion of outstanding options, redeemable warrants and convertible debt.

                                              Weighted Average     Shares Reserved
                       Range of Exercise/        Exercise/            for Future
                       Conversion Prices      Conversion Price         Issuance
                       ------------------     ----------------     ---------------
 Options                 $3.69 - $8.88             $5.26              2,808,162

 Redeemable Warrants    $15.78 - $27.81            $21.33               154,864

 Convertible Debt            $6.125                $6.125               163,265
                                                                   ---------------
 Total                                                                3,126,291
                                                                   ===============

We plan to issue additional options and warrants in the future. If any of these securities are exercised or converted, you may experience significant dilution in the market value and earnings per share of your common stock.

IF WE ARE UNABLE TO RAISE NEEDED FUNDS, YOUR INVESTMENT COULD BE ADVERSELY AFFECTED

     We believe that the proceeds from this offering and existing revenues will be sufficient to meet our cash requirements for the next 12 months. However, we may be unable to raise the total amount of proceeds covered by this prospectus. Furthermore, we may have unforeseen problems in obtaining government approval and commercial acceptance of The Heart Laser System or we may incur unanticipated decreases in operating revenues or increases in expenses. Any of these events may adversely impact our capital resources, requiring us to raise additional funds to finance continued research and development, production, and sales efforts. In such an event, we will need to obtain financing through sale of debt or equity securities, bank financing, joint ventures or other means. We may not be able to raise additional capital upon satisfactory terms and our business, financial condition and results of operations could be materially and adversely affected.

WE HAVE NO INTENTION TO PAY DIVIDENDS

     We have never paid any cash dividends on our common stock. We currently intend to retain all future earnings, if any, for use in our business and do not expect to pay any dividends in the foreseeable future.

THE YEAR 2000 PROBLEM COULD CAUSE US TO EXPERIENCE MANUFACTURING DELAYS

     The Year 2000 problem is the result of computer programs that use two digits rather than four to define the applicable year. On January 1, 2000, computer equipment and programs that have time-sensitive software may not be able to distinguish whether "00" means 1900 or 2000. This could cause a major system failure or could create erroneous results. We could be unable to process transactions, send invoices, or engage in similar business activities. We may also be vulnerable to other companies' Year 2000 issues.

     In the last two months, we formed a task force to determine what if any Year 2000 compliance issues we face. The task force has developed and implemented a Year 2000 readiness plan that defines compliance and sets critical milestones to identify any deficiencies and correct them. We identified three basic operational areas that have been and will continue to be examined:

     - Products -- products we sell, products we have sold previously, and products of our most significant suppliers;

     - Business Systems -- computer hardware and software we use to operate our business, including purchasing, manufacturing, sales and finance; and

     -    Peripherals -- our telephone, e-mail, security and shipping systems.


     In 1998, we tested The Heart Laser System and believe that it is Year 2000 compliant. In addition, we spent approximately $200,000 on new enterprise resource planning system software that the vendor has represented is Year 2000 compliant. This new software system replaced substantially all of our previous financial software system. Our current estimates of the impact of the Year 2000 problem on our operations and financial results do not include costs and time that may be incurred as a result of our vendors' or customers' failure to become Year 2000 compliant.


     Despite investigation and testing by us and our business partners, our products may contain errors or defects associated with Year 2000 date functions. We believe that our new enterprise resource planning software substantially addresses our material Year 2000 risks; however, we are continuing to test our secondary systems and continuing to investigate third party compliance efforts. On a worst case scenario, known and unknown errors and defects that affect the operation of our products or software could result in:


     -    delay or loss or revenue;

     -    cancellation of customer contracts;

     -    diversion of product development resources;

     -    damage to our reputation; and

     -    increased service, warranty and litigation costs.


     Furthermore, we have not developed a Year 2000 contingency plan to address any failure of our Year 2000 compliance review to identify and correct significant Year 2000 risks. Development of contingency plans is in progress and will continue during calendar year 1999. Such plans could include stockpiling inventory parts and raw materials, accelerating replacement of affected equipment or software, using back-up equipment and software, developing temporary manual procedures to compensate for system deficiencies, and identifying alternative Year 2000 capable suppliers. We cannot be sure that our contingency plans will adequately address the year 2000 problem. Any of these occurrences could have a material adverse effect on our business, financial condition and results of operations.


OUR ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN FORWARD-LOOKING STATEMENTS


     This prospectus and information incorporated by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements deal with our current plans and expectations and involve known and unknown risks and uncertainties. Statements containing terms such as:

     -    believes
     -    does not believe
     -    plans
     -    expects
     -    intends
     -    estimates
     -    anticipates

and other phrases of similar meaning are considered to contain uncertainty and are forward-looking statements.

     No forward-looking statement is a guarantee of future performance. Our actual results could differ materially from those anticipated in these forward-looking statements. We make cautionary statements in certain sections of this prospectus, including in the risk factors identified above, and in materials incorporated by reference into this prospectus. You should read these cautionary statements as being applicable to all related forward-looking statements, wherever they appear in this prospectus, in the materials referred to in this prospectus, in the materials incorporated by reference into this prospectus, or in our press releases. You should not place undue reliance on any forward-looking statement.

                           HIGHLIGHTS OF OUR COMPANY

OUR PRINCIPAL PRODUCT -- THE HEART LASER SYSTEM.

     We believe that The Heart Laser System may:

     - be used to treat patients who cannot be helped by conventional treatments

     - provide an additional or alternative therapy to conventional treatments of coronary artery disease, such as coronary artery bypass graft surgery and balloon angioplasty; and

     - lead to lower treatment costs, decreased hospital stays, quicker recovery, reduced trauma and side effects, and improved quality of life for patients who suffer from severe heart disease.

HOW THE HEART LASER SYSTEM WORKS

     TMR procedures, performed with The Heart Laser System, create new channels in the heart. These channels are believed to permit oxygenated blood to flow from the inside of the heart to areas of the heart muscle that are not fully functional because of coronary artery disease. Through a small incision between a patient's ribs, a heart surgeon uses The Heart Laser System to make 20 to 40 tiny channels from the outside of the heart muscle into the cavity of the heart holding oxygenated blood. Because we designed The Heart Laser System to used on a beating heart, it doesn't require the use of a heart-lung machine or a blood transfusion. The Heart Laser System also utilizes patented technology to synchronize the firing of the laser with the patient's heartbeat. The laser fires when the heart is relatively still, reducing the risk of harm that has occurred when TMR procedures are performed without synchronization.

OUR PRODUCT AND SURGICAL PROCESS ARE PATENTED

     Since April 1992, we have received 17 United States patents, including 12 which relate to TMR procedures performed with The Heart Laser System and related technologies. Twelve additional United States patent applications are pending. We have also received eight patents internationally and have a number of patent applications pending in international patent offices. We expect to continue to file domestic and foreign patent applications on various enhancements of The Heart Laser System.

GENERAL INFORMATION AND WEB SITE ADDRESS

     We incorporated pursuant to the Company Act of British Columbia, Canada on March 3, 1987. Our principal offices are located at 10 Forge Park, Franklin, Massachusetts 02038. Our telephone number is (508)541-8800. For more information, please refer to our web site at www.plcmed.com.

                                RECENT DEVELOPMENTS

FAVORABLE SETTLEMENT OF PATENT LITIGATION

     In January 1999, we settled all outstanding litigation between our company and a competitor. Under the settlement, CardioGenesis Corporation agreed that patents covering our heart-synchronized laser system are valid and enforceable. The United States patent and related international patents cover our synchronization technology, a critical factor in ensuring the safety of TMR procedures. As part of the settlement, CardioGenesis must pay:


     -    a minimum of $2.5 million to us over the next 42 months; and

     - so long as the patents remain valid, license fees and ongoing royalties through at least 2009.

INSURANCE REIMBURSEMENT OF TMR PROCEDURES

     HCFA RECOMMENDS MEDICARE COVERAGE FOR TMR PROCEDURES

     On January 26, 1998, the Health Care Financing Administration (HCFA) released a draft decision memorandum recommending that Medicare provide coverage for TMR procedures performed with FDA approved devices. The Heart Laser System is the only device that has obtained FDA approval for commercial use. Although HCFA's recommendation is a significant step that will lead to Medicare reimbursement of TMR procedures, there may be a delay before hospitals and other health care providers actually receive reimbursement for TMR procedures. Moreover, there is no assurance that Medicare reimbursement, when provided, will be adequate to cover the cost of TMR procedures.

     BLUE CROSS/BLUE SHIELD PASSES FAVORABLE TECHNOLOGY REVIEW FOR TMR
     PROCEDURES

     On January 25, 1999, Blue Cross and Blue Shield Association's Technology Evaluation Center completed a favorable assessment of TMR procedures. Although the Blue Cross and Blue Shield finding does not guarantee reimbursement by third-party payers, it is a significant step that could eventually lead to reimbursement of TMR procedures by third-party payers.

                                   USE OF PROCEEDS

     We plan to use the net proceeds from the sale of the common stock for general corporate purposes, including working capital, capital expenditures and the repayment or refinancing of debt. Each time we sell the common stock, we will provide a prospectus supplement that will contain information about how we intend to use the net proceeds from the common stock sold at that time.

                                 PLAN OF DISTRIBUTION

     We may offer the common stock:

     -    directly to purchasers;

     -    to or through underwriters;

     -    through dealers, agents or institutional investors; or

     -    through a combination of such methods.

     Regardless of the method used to sell the common stock, we will provide a prospectus supplement that will disclose:

     - the identity of any underwriters, dealers, agents or institutional investors who purchase the common stock;

     - the material terms of the distribution, including the number of shares sold and the consideration paid;


     - the amount of any compensation, discounts or commissions to be received by the underwriters, dealers, or agents;

     - the terms of any indemnification provisions, including indemnification from liabilities under the federal securities laws; and

     - the nature of any transaction by an underwriter, dealer or agent during the offering that is intended to stabilize or maintain the market price of the common stock.

                                    LEGAL MATTERS

     Certain legal matters with respect to the common stock offered hereby will be passed upon for us by Brownstein Hyatt Farber & Strickland, P.C. of Denver, Colorado, and DuMoulin Black of Vancouver, British Columbia.

                                       EXPERTS

     Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 1997, as set forth in their report, which is incorporated in this prospectus by reference. Our consolidated financial statements are incorporated by reference in reliance on their report, given on their authority as experts in accounting and auditing.

                         WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC's web site at www.sec.gov. You may also read and copy any document we file at the SEC's Public Reference Rooms in Washington, D.C., New York, New York and Chicago, Illinois. The Public Reference Room in Washington, D.C. is located at 450 Fifth Street, N.W. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Rooms.

     Our common stock is listed on the American Stock Exchange, 86 Trinity Place, New York, New York 10006. Reports, proxy statements and other information concerning our Company can be reviewed at the American Stock Exchange.

     The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until we sell all of the common stock:

     -    Annual Report on Form 10-K for the year ended December 31, 1997;

     - Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1998;

     - Current Reports on Form 8-K, filed August 21, and January 13, 25, and 26, 1999; and

     - The description of our common stock contained in our registration statement on Form 8-A, filed August 21, 1992, and amended September 11 and October 19, 1992.

We have also filed a registration statement on Form S-3 with the SEC under the Securities Act of 1933. This prospectus does not contain all of the information set forth in the registration statement. You should read the registration statement for further information about our company and the common stock. You may request a copy of these filings at no cost. Please direct your requests to:

               Jennifer Miller, Esq.
               General Counsel
               PLC Systems Inc.
               10 Forge Park
               Franklin, Massachusetts 02038
               (508) 541-8800

You may also want to refer to our web site at www.plcmed.com.

     You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of the common stock in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front page of those documents.

                                  TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Highlights of Our Company. . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Recent Developments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
Plan of Distribution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
Legal Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
Experts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
Where You Can Find More Information. . . . . . . . . . . . . . . . . . . . . .10


                                  COMMON STOCK,
                                  NO PAR VALUE

                                 PLC SYSTEMS INC.

                                    PROSPECTUS

                                FEBRUARY __, 1999

                 PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following expenses incurred in connection with the sale of the securities being registered will be borne by the Registrant. Other than the SEC registration fee, the amounts stated are estimates.


      SEC Registration Fee...........................      $ 10,008.00

      AMEX Filing Fee................................        17,500.00

      Legal Fees and Expenses........................        40,000.00

      Accounting Fees and Expenses...................         5,000.00
                                                            ----------
      TOTAL..........................................       $72,508.00
                                                            ==========

ITEM 15.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     The British Columbia Company Act (the "Company Act"), Section 128, enables a corporation, with the approval of the British Columbia court, to indemnify a director or a former director of the Registrant, or a director or a former director of a corporation of which the Registrant is or was a shareholder, and his heirs and personal representatives, against all costs, charges and expenses, including an amount paid to settle an action or to satisfy a judgment, actually and reasonably incurred by him, including an amount paid to settle an action or satisfy a judgment in a civil, criminal or administrative action, or proceeding to which he is made a party by reason of being or having been a director, including an action brought by the Registrant or corporation if:

     (a) he acted honestly and in good faith with a view to the best interest of the corporation of which he is or was a director; and

     (b) in the case of a criminal or administrative action or proceeding, he had reasonable grounds for believing that his conduct was lawful.

     The Company Act also provides that a company may purchase and maintain insurance for a director or former director of the Registrant, or a director or former director of a corporation of which it is or was a shareholder, and his heirs and personal representatives, against liability incurred by him as a director or officer.

     The Memorandum and Articles of the Registrant provide that the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding whether or not brought by the Registrant or by a corporation or other legal entity or enterprise whether civil, criminal or administrative, because he is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise in accordance with Section 128 of the Company Act.

     The Memorandum and Articles of the Registrant also provide that the Registrant shall indemnify any person other than a director with respect to any loss, damage, costs or expenses whatsoever incurred by him while acting as an officer, employee or agent for the Registrant unless such loss, damage, cost or expense shall arise out of failure to comply with instructions, willful act, or default or fraud by such person in any of which events the Registrant shall only indemnify such persons if the directors in their absolute discretion so decide, or the Registrant by ordinary resolutions shall so direct.

     The indemnification provided by the Memorandum and Articles of the Registrant shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall benefit such person's heirs, executors and administrators.

     The Memorandum and Articles of the Registrant authorize the directors from time to time to cause the Registrant to give indemnities to any director, officer, employee, agent or other person who has undertaken or is about to undertake any liability on behalf of the Registrant or any corporation controlled by it.

     The Memorandum and Articles of the Registrant further provide that, subject to the Company Act, no director, officer or employee for the time being of the Registrant shall be liable for the acts, receipts, neglects or defaults of any other director, officer, or employee or for joining in any receipt or act for conformity, or for any loss, damages or expense happening to the Registrant through insufficiency or deficiency of title to any property acquired by order of the board for the Registrant, or for the insufficiency or deficiency of any security in or upon which any monies of or belonging to the Registrant shall be invested or for any loss or damages arising from the bankruptcy, insolvency or tortuous act of any person, firm or corporation with whom or which any monies, securities or effects shall be lodged or deposited or for any loss occasioned by any error of judgment or oversight on his part, or for any loss, damage or misfortune whatever which may happen in the execution of the duties of his respective office or trust or in relation thereto unless the same shall happen by or through his own willful act of default, negligence, breach of trust or breach of duty.

     The Memorandum and Articles of the Registrant provide that the directors of the Registrant may rely upon the accuracy of any statement of fact represented by an officer of the Registrant to be correct, or upon statements in a written report of the auditor of the Registrant, and shall not be reasonable or held liable for any loss or damage resulting in the paying of any dividends or otherwise acting in good faith upon any such statement.

     The Memorandum and Articles of the Registrant permit the directors to cause the Registrant to purchase and maintain insurance for the benefit of any person who was or is a director, officer, employee or agent of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability incurred by him as a director, officer, employee or agent.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. No dealer, salesman or any other person has been authorized in connection with this Offering to give any information or to make any representations other than those contained in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Registrant. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such an offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the circumstances of the Registrant or the facts herein set forth since the date hereof.

ITEM 16.  EXHIBITS.



EXHIBIT
-------
NUMBER                          DESCRIPTION OF DOCUMENT
-------                         -----------------------
3.1    Certificate of Incorporation, incorporated by reference to the
       Registrant's registration statement on Form S-1 (SEC File No. 33-48340), as previously filed with the Securities and Exchange Commission.

3.2 Memorandum and Articles (Bylaws), incorporated by reference to the Registrant's registration statement on Form S-1 (SEC File No. 33-48340), as previously filed with the Securities and Exchange Commission.

4.1 Form of Common Stock Certificate, incorporated by reference to the Registrant's registration statement on Form S-1 (SEC File No. 333-37335) and amendments thereto, as previously filed with the Securities and Exchange Commission.

5.1    Opinion of DuMoulin Black.

23.1   Consent of Ernst & Young LLP.

23.2   Consent of DuMoulin Black  (included in Exhibit 5.1).

24.1 Power of Attorney (included in Part II of this registration statement under the caption "Signatures").

27.1   Financial Data Schedule, incorporated by reference to the Registrant's
       Quarterly Report on Form 10-Q for the Quarter ended September 30, 1998
       (File No. 1-11388), as previously filed with the Securities and Exchange Commission.

99.1 Convertible Debenture Purchase Agreement dated as of April 23, 1998 between Southbrook International Investment, Ltd., Brown Simpson
       Strategic Growth Fund, L.P. and Brown Simpson Strategic Growth Fund,
       Ltd. and the Registrant, incorporated by reference to the Registrant's
       Quarterly Report on Form 10-Q for the Quarter ended March 31, 1998 (File
       No. 1-11388), as previously filed with the Securities and Exchange
       Commission.

99.2 Form of Convertible Debenture, incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the Quarter ended March
       31, 1998 (File No. 1-11388), as previously filed with the Securities and Exchange Commission.

99.3 Form of Redeemable Warrant, incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the Quarter ended March
       31, 1998 (File No. 1-11388), as previously filed with the Securities and Exchange Commission.

99.4   Registration Rights Agreement dated as of April 23, 1998 between
       Southbrook International Investment, Ltd., Brown Simpson Strategic
       Growth Fund, L.P. and Brown Simpson Strategic Growth Fund, Ltd. and the
       Registrant, incorporated by reference to the Registrant's Quarterly
       Report on Form 10-Q for the Quarter ended March 31, 1998 (File No. 1-
       11388), as previously filed with the Securities and Exchange Commission.

ITEM 17.  UNDERTAKINGS.

(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)  The undersigned Registrant hereby undertakes that:

     (1) For purposes of determining liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Franklin, state of Massachusetts, on February 12, 1999.


                              PLC SYSTEMS INC.
                              a British Columbia corporation

                              By:   /s/ WILLIAM C. DOW
                                   -------------------------
                              Name:   William C. Dow
                              Title:  President, Chief Executive Officer and
                                      Director (PRINCIPAL EXECUTIVE OFFICER)


                                  POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this registration statement and Power of Attorney has been signed below by the following persons in the capacities and on the dates indicated:


 NAME                         TITLE                                   DATE
 ----                         -----                                   ----
   /s/ WILLIAM C. DOW         President, Chief Executive Officer      February 12, 1999
--------------------------    and Director (PRINCIPAL EXECUTIVE
     William C. Dow           OFFICER)

   /s/ ROBERT SVIKHART        Chief Financial Officer and             February 12, 1999
--------------------------    Treasurer (PRINCIPAL FINANCIAL
     Robert Svikhart          OFFICER AND PRINCIPAL ACCOUNTING
                              OFFICER)

   /s/ EDWARD PENDERGAST*     Chairman of the Board of Directors      February 12, 1999
--------------------------
     Edward Pendergast


 /s/ HAROLD P. CAPOZZI*       Director                                February 12, 1999
--------------------------
    Harold P. Capozzi


 /s/ H.B. BRENT NORTON*       Director                                February 12, 1999
--------------------------
   H.B. Brent Norton,
          M.D.


     /s/ KENNETH J.           Director                                February 12, 1999
        PULKONIK*
--------------------------
   Kenneth J. Pulkonik

  /s/ ROBERT I. RUDKO*        Director                                February 12, 1999
--------------------------
  Robert I. Rudko, Ph.D


                                      II-5


 NAME                         TITLE                                   DATE
 ----                         -----                                   ----

  /s/ ROBERTS A. SMITH*       Director                                February 12, 1999
--------------------------
 Roberts A. Smith, Ph.D



* By William C. Dow, attorney-in-fact.

                                 EXHIBIT INDEX



EXHIBIT
-------
 NUMBER                         DESCRIPTION OF DOCUMENT
-------                         -----------------------
3.1    Certificate of Incorporation, incorporated by reference to the
       Registrant's registration statement on Form S-1 (SEC File No. 33-48340), as previously filed with the Securities and Exchange Commission.

3.2 Memorandum and Articles (Bylaws), incorporated by reference to the Registrant's registration statement on Form S-1 (SEC File No. 33-48340), as previously filed with the Securities and Exchange Commission.

4.1 Form of Common Stock Certificate, incorporated by reference to the Registrant's registration statement on Form S-1 (SEC File No. 333-37335) and amendments thereto, as previously filed with the Securities and Exchange Commission.

5.1    Opinion of DuMoulin Black.*

23.1   Consent of Ernst & Young LLP.*

23.2   Consent of DuMoulin Black (included in Exhibit 5.1).

24.1 Power of Attorney (included in Part II of this registration statement under the caption "Signatures").

27.1   Financial Data Schedule, incorporated by reference to the Registrant's
       Quarterly Report on Form 10-Q for the Quarter ended September 30, 1998
       (File No. 1-11388), as previously filed with the Securities and Exchange Commission.

99.1 Convertible Debenture Purchase Agreement dated as of April 23, 1998 between Southbrook International Investment, Ltd., Brown Simpson
       Strategic Growth Fund, L.P. and Brown Simpson Strategic Growth Fund,
       Ltd. and the Registrant, incorporated by reference to the Registrant's
       Quarterly Report on Form 10-Q for the Quarter ended March 31, 1998 (File
       No. 1-11388), as previously filed with the Securities and Exchange
       Commission.

99.2 Form of Convertible Debenture, incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the Quarter ended March
       31, 1998 (File No. 1-11388), as previously filed with the Securities and Exchange Commission.

99.3 Form of Redeemable Warrant, incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the Quarter ended March
       31, 1998 (File No. 1-11388), as previously filed with the Securities and Exchange Commission.

99.4   Registration Rights Agreement dated as of April 23, 1998 between
       Southbrook International Investment, Ltd., Brown Simpson Strategic
       Growth Fund, L.P. and Brown Simpson Strategic Growth Fund, Ltd. and the
       Registrant, incorporated by reference to the Registrant's Quarterly
       Report on Form 10-Q for the Quarter ended March 31, 1998 (File No. 1-
       11388), as previously filed with the Securities and Exchange Commission.



* Previously filed.